As filed with the Securities and Exchange Commission on December 18, 2001
Registration No. 333-49219
_________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Post-Effective Amendment No. 1

WEBCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

             Oklahoma                                                                                                               73-1097133
(State or other jurisdiction of                                                                                 (I.R.S. Employer Identification No.)
of incorporation or organization)

9101 West 21st Street
Sand Springs, Oklahoma 74063
(918) 241-1000
(Address, including zip code and telephone number,
including area code, of registrant's principal executive offices)

MICHAEL P. HOWARD
Webco Industries, Inc.
9101 West 21st Street
Sand Springs, Oklahoma 74063
(918) 241-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
LARRY W. SANDEL
320 South Boston Avenue, Suite 400
Tulsa, Oklahoma 74103
(918) 594-0479

Approximate date of commencement of proposed sale to the public:   N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective registration amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

This post-effective amendment is filed pursuant to the undertakings contained in Registration No. 333-49219 to terminate the offering of 850,000 shares of Registrant's common stock that remain unsold pursuant to such Registration.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sand Springs, State of Oklahoma on the 6th day of December, 2001.

                                                                                WEBCO INDUSTRIES, INC.

                                                                                 By: /s/ Michael P. Howard                                                                                  Name: Michael P. Howard                                                                                  Title: Chief Financial Officer

POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Dana S. Weber and Michael P. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Webco Industries, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ F. William Weber                   Chairman of the Board,
F. William Weber                        Chief Executive Officer and Director                         Dated: December 6, 2001

/s/ Dana S. Weber                       Vice Chairman of the Board,
Dana S. Weber                            President, Chief Operating Officer and Director        Dated: December 6, 2001

/s/ Michael P. Howard                 Vice President, Treasurer
Michael P. Howard                      and Chief Financial Officer                                       Dated: December 6, 2001

/s/ Bradley S. Vetal                      Director                                                                   Dated: December 6, 2001
Bradley S. Vetal

/s/ Jack D. McCarthy                   Director                                                                   Dated: December 6, 2001
Jack D. McCarthy

/s/ Dr. Kenneth E. Case               Director                                                                   Dated: December 6, 2001
Dr. Kenneth E. Case

/s/ Christopher L. Kowalski         Director                                                                   Dated: December 6, 2001
Christopher L. Kowalski